UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2020

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York		14620
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 22, 2020, Vaccinex, Inc. (the “Company”) issued a press release announcing data from the Company’s Phase 2 SIGNAL trial evaluating pepinemab for the treatment of Huntington’s disease (“HD”) in early manifest and late prodromal (pre-manifest) HD patients. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Previously, on September 17, 2020, the Company announced that it had entered into a clinical collaboration agreement with a subsidiary of Merck & Co., Inc. to evaluate pepinemab in combination with anti-PD-1 checkpoint inhibitor Keytruda® (pembrolizumab) in a Phase 1/2 clinical trial to treat advanced, recurrent or metastatic head and neck squamous cell carcinoma.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

99.1	Press Release, dated September 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: September 22, 2020	By:	/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer